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                                                                 EXHIBIT 10.2(c)




                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated and effective as of May 7, 1997, is by and between Aames Financial Corporation, a Delaware corporation (the "Company"), and Gary K. Judis ("Mr. Judis").

                                   BACKGROUND

         In 1979, Mr. Judis became the President of the Company and since 1982 has served as the Company's Chairman, Chief Executive Officer and President until his resignation on May 7, 1997. The Board of Directors of the Company has determined that the continued services of Mr. Judis as a consultant to the Company would be in the best interests of the Company and its stockholders. Accordingly, the Company and Mr. Judis have agreed to enter into a consulting arrangement on the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Engagement of Mr. Judis. The Company hereby engages Mr. Judis to serve as a consultant to the Company and its subsidiaries. The duties of Mr. Judis as a consultant, as reasonably requested by the Company and subject to Section 3 hereof, shall include the following:

         (a)     Attendance at retail sales meetings;

         (b) Use of Mr. Judis' voice in radio and television advertisements;

         (c)     Assistance in legislative efforts on behalf of the Company;

         (d)     Attendance at employee meetings;

         (e)     Attendance at trade shows and conventions; and

         (f)     Assistance in capital markets sales efforts.

         2. Consulting Fees. In consideration of the services to be performed by Mr. Judis under this Agreement, the Company shall pay Mr. Judis a fee of $5,000 per month. Such fee shall be payable in full on the first day of each month during the term of this Agreement as set forth in Section 4 hereof. The Company will make all deductions for tax or withholdings from such consulting payments. In addition, Mr. Judis shall be paid AFTRA/SAG compensation of $5,000 per advertisement for which he provides the voice-over.

         3. Time Devoted to Consulting. Mr. Judis shall devote a minimum of 10 hours per month to the performance of his duties under this Agreement (which shall be considered reasonable for purposes of Section 1 hereof), which may be performed at home or in the office.
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         4.      Term.  The term of this Agreement shall commence on the date hereof and shall continue for three years thereafter.

         5. Non-Disclosure of Confidential Information. Mr. Judis hereby agrees that he will not disclose to any person or otherwise use or exploit, except in the course of performing services under this Agreement, any proprietary or confidential information, including, without limitation, trade secrets, processes, records of research, proposals, reports, methods, processes, techniques, computer software or programming, or budgets or other financial information, regarding the Company, its business, properties, customers or affairs (collectively, "Confidential Information") obtained by him at any time during the term of this Agreement. Notwithstanding anything herein to the contrary, the term "Confidential Information" shall not include information which (a) is or becomes generally available to the public other than as a result of disclosure by Mr. Judis in violation of this Agreement; (b) is or becomes available to Mr. Judis on a non-confidential basis from a source other than the Company, provided that such source is not known by Mr. Judis to be furnishing such information in violation of a confidentiality agreement with or other obligation of secrecy to the Company; (c) has been made available, or is made available, on an unrestricted basis to a third party by the Company, by an individual authorized to do so; or (d) is known by Mr. Judis prior to its disclosure to him. Mr. Judis may use and disclose Confidential Information to the extent necessary to assert any right or defend against any claim arising under this Agreement or pertaining to Confidential Information or its use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Mr. Judis, or if Mr. Judis receives a request to disclose all or any part of the information contained in the Confidential Information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Mr. Judis. If
Mr. Judis is served with any subpoena, court order, or other legal process seeking disclosure of any Confidential Information, Mr. Judis shall promptly notify the Board of Directors at the address set forth below, but in no event more than 48 hours after receipt of same. Mr. Judis agrees not to remove any documents, records or other information from the premises of the Company or any of its subsidiaries or affiliates containing any such Confidential Information and acknowledges that such documents, records and other information are the exclusive property of the Company or its subsidiaries or affiliates. The confidentiality obligations imposed on Mr. Judis by the terms of this Agreement shall be continuing.

         6.      Termination.     Mr. Judis shall have the right to terminate
this Agreement at any time upon 30 days written notice to the Company. The Company shall have the right to terminate this Agreement for cause upon 30 days written notice to Mr. Judis. For purposes hereof, the term "cause" means:

         (a)     Material breach of Section 5 of this Agreement by Mr. Judis;





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         (b)     Gross abuse of trust committed in bad faith; or

         (c) Commission of any fraud, theft, embezzlement or other dishonest act against the Company.

         7. Relationship between the Parties. The relationship between the Company and Mr. Judis shall be that of independent contractor, and Mr. Judis shall have control of his work and control of the manner in which the work is performed. Nothing contained in this Agreement shall be construed to constitute Mr. Judis as an employee, partner, joint venturer or agent of the Company or any of its subsidiaries.

         8. Notices. All notices and consents required or permitted hereunder shall be sufficient if given in writing and either hand- delivered or mailed by certified mail, postage prepaid, return receipt requested, to the other party at the address set forth below or to such other address as either party may designate by like notice.

                 If to the Company, to:

                          Aames Financial Corporation
                          3731 Wilshire Boulevard
                          Los Angeles, California 90010
                          Attention:  Board of Directors

                          (after June 1, 1997, the address for the Company
                          shall be 350 S. Grand               Avenue, 52nd
                          Floor, Los Angeles, California 90017)

                 If to Mr. Judis, to:

                          Mr. Gary K. Judis
                          806 N. Roxbury
                          Beverly Hills, California 90210

         9. Miscellaneous. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and may be modified or terminated only by an executed writing. This Agreement shall be binding on and enforceable by the respective successors and assigns of the parties, except that none of the parties may assign any of their rights or obligations under this Agreement without the express prior written consent of the other party. No failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party shall preclude any other or further exercise by that party of the same or any other right, power or remedy. This Agreement shall be governed by and enforced in accordance with the laws of the State of California. If any part of this Agreement is construed to be invalid, illegal or unenforceable, then the remainder of this Agreement shall not be affected by that construction and shall be enforceable without regard to it. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original. the headings





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of the Sections have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                       AAMES FINANCIAL CORPORATION



                                       By:  /s/  Cary H. Thompson Cary H.
                                           ------------------------------------
                                                 Thompson Chief Executive
                                                 Officer



                                       By:  /s/  Gary K. Judis
                                           ------------------------------------
                                                 Gary K. Judis





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